UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2017

NUTRA PHARMA CORP.

(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12538 West Atlantic Blvd Coral Springs, Florida	33071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 509-0911

Registrant’s facsimile number, including area code: (877) 895-5647

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02     Unregistered Sale of Equity Securities

ITEM 5.01     Changes in Control of Registrant

ITEM 5.03     Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 30, 2017, Nutra Pharma Corporation (“Nutra Pharma” or the “Corporation”) pursuant to authority of its Board of Directors, filed a Certificate of Determination for its Series A Preferred Stock. The Series A Preferred Stock consists of 3,000,000 shares. The Series A Preferred Stock will vote with the Corporation’s common stock as a single class on all matters or consents for the Corporation’s common stockholders. Each share of Series A Preferred Stock is entitled to one thousand votes per share.

The Series A Preferred Stock was issued to Rik J. Deitsch, the Corporation’s Chairman, to discharge four hundred thousand dollars ($400,000) of Mr. Deitsch’s loan to the Corporation. Upon issuance of the Series A Preferred Stock Mr. Deitsch will own 62.7% of the Corporation’s voting stock.

The above is a summary of the Series A Preferred Stock. The full terms of the Series A Preferred Stock as set forth in the Certificate of Determination filed as Exhibit 3.1 hereto and incorporated by reference.

ITEM 9.01     Financial Statements and Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Determination for the Series A Preferred Stock dated October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 3, 2017	NUTRA PHARMA CORP.
	By:	/s/ Rik J. Deitsch
		Name:	Rik J. Deitsch
		Title:	Chief Executive Officer/Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Determination for the Series A Preferred Stock dated October 30, 2017